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                                  EXHIBIT 10.5
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                   SOUND FEDERAL SAVINGS AND LOAN ASSOCIATION
                           DIRECTOR EMERITUS PROGRAM


This document sets forth the terms of the Director Emeritus Program ("Program") formerly contained in the Bylaws of Sound Federal Savings and Loan Association ("Association"), a federally chartered mutual savings association. In connection with the reorganization of the Association into the two-tier mutual holding company structure ("Reorganization") as the wholly-owned stock savings association subsidiary of Sound Federal Bancorp ("Company"), the Association has caused the Program to be set forth in this separate plan document. Sound Federal Bancorp is a signatory to this Program solely for the purpose of guaranteeing payment hereunder.

1. ELIGIBILITY. A Director shall be eligible for status as a Director Emeritus upon the attainment by such Director of the age of seventy years, provided that such Director shall first have completed fifteen
         (15) years of service as a Director; except that in any case in which the term of office of such Director who shall have served in such capacity for at least five (5) years shall be terminated by the merger, consolidation, takeover or dissolution of the Charter of the Association, such Director regardless of age, shall forthwith attain Director Emeritus status.

2. COMPENSATION OF DIRECTOR EMERITUS. A Director Emeritus shall be entitled to compensation, without the obligation of attendance at meetings of the Board of Directors, in the same manner and amount as was being paid to such Director at the time of attainment of such status.

3. TERM OF PAYMENT OF COMPENSATION. Compensation, as set forth in Paragraph 2 above, shall be paid to the Director Emeritus for a period not to exceed fifteen years, or until such Director Emeritus shall attain age 85 or until the death of such Director Emeritus, whichever occurs first.

4. SOURCE OF PAYMENTS. All payments provided in this Program shall be timely paid in cash or check from the general funds of the Association. The Company, however, guarantees payment and provisions of all amounts and benefits due hereunder to a Director Emeritus and, if such amounts and benefits due from the Association are not timely paid or provided by the Association, such amounts and benefits shall be paid or provided by the Company.

         WHEREAS, the Association and Company have caused this Program to be executed on the ____ day of ________, 1998.


ATTEST:                                         SOUND FEDERAL SAVINGS AND LOAN
                                                ASSOCIATION


---------------                           By:
Secretary                                       ------------------------------



ATTEST:                                         SOUND FEDERAL BANCORP





---------------                           By:
Secretary                                       --------------------------------